
<ARTICLE> 5
<LEGEND>
The schedule contains financial information extracted from Columbia
Futures Fund and is qualified in its entirety by references to such financial instruments.
</LEGEND>

<PERIOD-TYPE>                  12-MOS
<FISCAL-YEAR-END>                          DEC-31-1997
<PERIOD-END>                               DEC-31-1997
<CASH>                                       9,092,300
<SECURITIES>                                         0
<RECEIVABLES>                                   33,770<F1>
<ALLOWANCES>                                         0
<INVENTORY>                                          0
<CURRENT-ASSETS>                                     0
<PP&E>                                               0
<DEPRECIATION>                                       0
<TOTAL-ASSETS>                               9,737,821<F2>
<CURRENT-LIABILITIES>                                0
<BONDS>                                              0
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                             0
<OTHER-SE>                                           0
<TOTAL-LIABILITY-AND-EQUITY>                 9,737,821<F3>
<SALES>                                              0
<TOTAL-REVENUES>                             2,827,745<F4>
<CGS>                                                0
<TOTAL-COSTS>                                        0
<OTHER-EXPENSES>                             1,045,695
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                                   0
<INCOME-PRETAX>                              1,782,050
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                          1,782,050
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                 1,782,050
<EPS-PRIMARY>                                        0
<EPS-DILUTED>                                        0

<F1>Receivables include interest receivable of $33,770.
<F2>In addition to cash and receivables, total assets include net unrealized gain on open contracts of $611,751.
<F3>Liabilities include redemptions payable of $14,155, accrued management fees of $32,163, administrative expenses payable of $56,762 and incentive fee payable of $173,722.
<F4>Total revenue includes realized trading revenue of $2,224,474, net change in unrealized of $245,775 and interest income of $357,496.

